EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2025, relating to the consolidated financial statements of Beeline Holdings, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K of Beeline Holdings, Inc. as of December 31, 2024 and for the year then ended. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
December 2, 2025